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                                                                    EXHIBIT 10.4

                               AMENDMENT TO THE
                             ALLTRISTA CORPORATION
                        1997 DEFERRED COMPENSATION PLAN
                                 FOR DIRECTORS

     This Amendment is made to the Alltrista Corporation 1997 Deferred Compensation Plan for Directors, which was effective as of January 1, 1997 (the "1997 Deferred Compensation Plan for Directors"). This Amendment shall be effective as of June 21, 2001. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the 1997 DCP.

     The 1997 Deferred Compensation Plan for Directors is hereby amended as follows:

     1.   Subsection (b) of the definition of "Change in Control" set forth in
     Section 7.6 of the 1997 Deferred Compensation Plan for Directors is amended by replacing in its entirety the parenthetical that begins in the third line of such Subsection (b) with the following new parenthetical:

     "(other than a director whose initial assumption of office in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, including but not limited to Messrs. Martin E. Franklin and Ian G.H. Ashken)"

     2. Except as herein modified, the 1997 Deferred Compensation Plan for Directors shall remain in full force and effect.